                                                                   EXHIBIT 23.4


                          CONSENT OF PROPOSED DIRECTOR


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references to my name appearing in the Registration Statement on Form S-1 and all subsequent amendments and in the accompanying prospectus forming a part thereof relating to the initial public offering of shares of common stock of Caribou Coffee Company, Inc.



                                         /s/ Wallace B. Doolin
                                         --------------------------------------
                                         Name: Wallace B. Doolin

August 18, 2005